UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of the Securities
                              Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                                November 14, 2005
                                ----------------

                               NL Industries, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

     New Jersey                        1-640                     13-5267260
--------------------            -----------------          -------------------
  (State or other                   (Commission                (IRS Employer
  jurisdiction of                   File Number)              Identification
  incorporation)                                                   No.)

 5430 LBJ Freeway, Suite 1700, Dallas, Texas                   75240-2697
----------------------------------------------                ------------
  (Address of principal executive offices)                     (Zip Code)

               Registrant's telephone number, including area code
                                 (972) 233-1700
                                 --------------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written  communications  pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

[   ]     Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
          Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
          Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.


(a) On November 14, 2005, the Company and its audit committee concluded that the Company would file a Form 10-K/A for the year ended December 31, 2004 ("Form 10K/A") and a Form 10-Q/A for the quarters ended March 31, 2005 and June 30, 2005 (the "Form 10-Q/A's"). In connection with the preparation of its consolidated financial statements for the quarter ended September 30, 2005, the Company concluded that certain misstatements had been reported in its previously-issued consolidated financial statements included in its (i) Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 30, 2005, as amended on May 31, 2005 ("Original Form 10-K") and (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 filed on May 10, 2005 and August 3, 2005, respectively (the "Original Form 10-Q's"). Such misstatements relate to the provision for income taxes, related deferred income tax balances and other comprehensive income.


As a result of the restatements to correct for the misstatements discussed above, the Company's previously issued consolidated financial statements contained in its (i) Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 30, 2005, as amended on May 31, 2005 ("Original Form 10-K") and (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 filed on May 10, 2005 and August 3, 2005, respectively (the "Original Form 10-Q's") should no longer be relied upon.

The Company is still in the process of evaluating these misstatements. However, based on the information currently available to the Company, the Company believes that, among other things, certain previously-reported provisions for income taxes recognized as a direct reduction to the Company's stockholders' equity (retained earnings and additional paid-in capital) may instead be included in the determination of the Company's consolidated net income for the affected periods, and the aggregate effect of the restatements are not expected to impact previously-reported cash flows from operating activities.

The guidance set forth in Auditing Standard No. 2 of the Public Company Accounting Oversight Board states that a restatement of previously-issued financial statements to reflect the correction of a misstatement should be regarded as at least a significant control deficiency and as a strong indicator that a material weakness in internal control over financial reporting exists. In connection with the expected filing of the Form 10-K/A and Form 10-Q/A's, the Company will also consider the effect of the restatements as it relates to the Company's previously-reported assessments of the effectiveness of its internal control over financial reporting as of December 31, 2004, March 31, 2005 and June 30, 2005. The Company believes it is likely that one or more control deficiencies will be identified as a result of the restatements that would be deemed to be a material weakness and therefore preclude the Company from concluding that its internal control over financial reporting was effective as of such dates. In such an event, the Company's previous conclusion that it maintained effective internal control over financial reporting as of March 31, 2005 and June 30, 2005, in each case as reported in Item 4 of the Original Form 10-Q's, would no longer be able to be relied upon and would be restated when the Company files the Form 10-Q/A's. The Company had previously concluded that its internal control over financial reporting was ineffective as of December 31, 2004 with respect to another matter.



As noted above, the Company is still in the process of evaluating these misstatements. Upon completion of the Company's evaluation, the Company will file an amendment to the Current Report to more fully describe the items giving rise to the restatements, and quantify the effect of such restatements to the Company's consolidated financial statements contained in the Original Form 10-K and the Original Form 10-Q's.


The Company's management and audit committee have discussed the matters disclosed in this Form 8-K with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NL Industries, Inc.
                                    (Registrant)




              By:    /s/ Gregory M. Swalwell
                     ----------------------------
                     Gregory M. Swalwell
                     Vice President, Finance and Chief Financial Officer



Date:  November 14, 2005